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                                  NORTH VALLEY
                                    BANCORP

North Valley Bancorp Announces Retirement of Founding Chairman and Director

May 28, 2004 - REDDING, CA - North Valley Bancorp (NASDAQ: NOVB), a bank holding company with $679 million in assets, today announced the retirement of Chairman Rudy V. Balma and the appointment of current Vice Chairman J. M. (Mike) Wells, Jr. as his successor.

At the Annual Meeting of Shareholders held on May 27, 2004, after 31 years as Chairman, Rudy V. Balma retired as Chairman and Director of North Valley Bancorp and its subsidiaries. Mr. Balma is founding Chairman of North Valley Bank which opened its doors for the first time on February 12, 1973 in a temporary location on South Street in Redding, California. His leadership, insight and vision have contributed significantly to the bank's growth and success. Mr. Balma stated, "It has been a great experience, especially to grow to a size not even imaginable by our original 18 outside directors. I am particularly proud of what an excellent corporate citizen the Bank has been in each of the communities it serves. I am also quite proud of how well we have done for those investors who joined us in the belief that a `community' bank was in important part in growing our community, a goal we are still achieving."

Vice Chairman J. M. (Mike) Wells, Jr. will succeed Mr. Balma as Chairman of the Board of North Valley Bank and its subsidiaries. Mr. Wells is also a founding member of the Board of Directors. He has served as Corporate Secretary, General Counsel and Director of the Bank since February 1973 until his retirement as General Counsel on April 30, 2004. He is an attorney at law and "of counsel" with the law firm of Wells Small & Selke. Mr. Wells stated, "It has been an honor and a privilege to have served with Rudy in growing our small community bank into a publicly traded company, while still focusing on our primary goal of being a bank that cares about providing exceptional service to our customers, cares about the communities we serve and ultimately delivering an excellent return to our shareholders. Achieving the standards set by Rudy of leadership, honesty and integrity in the operation of our business will continue to be my goal as Chairman. I believe that those are the primary keys to continued success as a company."

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its main subsidiary, North Valley Bank, operates thirteen commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store supermarket branches and a Business Banking Center. Six Rivers Bank, a division of NVB, operates seven commercial banking offices in Humboldt, Del Norte, and Mendocino Counties. North Valley Bancorp, through its subsidiary bank, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, North Valley Bank engages in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans and installment loans through the Dealer Finance Division. NVB has SBA Preferred Lender status and provides investment services to its customers through an affiliated relationship.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman                       or      Edward J. Czajka
President & Chief Executive Officer              Executive Vice President
(530) 226-2900  Fax: (530) 221-4877              & Chief Financial Officer

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